Exhibit 99.1
Calamos Asset Management, Inc.    2020 Calamos Court    Naperville, Illinois 60563    800.582.6959    www.calamos.com

FOR IMMEDIATE RELEASE	News Release

Contact:	Note: CLMS investor conference call today
Maryellen Thielen	at noon ET at www.calamos.com
630-955-4830
Calamos Asset Management, Inc. Announces Strong Results
For the Second Quarter and First Six Months of 2005
•	Assets under management increased 22 percent to $39.5 billion at June 30, 2005 versus June 30, 2004

•	Diluted earnings per share were 30 cents for the second quarter of 2005, a 58 percent increase from pro forma diluted EPS of 19 cents per share for the second quarter of 2004

•	Net income was $7.0 million for the second quarter of 2005

•	In July, the board declared a regular quarterly dividend of 7 cents per share
     NAPERVILLE, Ill., July 26, 2005 — Calamos Asset Management, Inc. (Nasdaq: CLMS) reported strong results for the second quarter and first six months of 2005, benefiting from continued asset growth.
     The company had $39.5 billion in assets under management at June 30, 2005, a 22 percent increase from $32.3 billion at June 30, 2004. Second quarter 2005 revenues were $99.1 million, up 31 percent from pro forma revenues of $75.8 million for the second quarter of 2004. Management believes that pro forma results provide a more meaningful basis for period-to-period comparisons of the company’s results. These pro forma results give effect to the company’s 2004 reorganization, including its initial public offering (IPO), as if it had occurred at the beginning of 2004.1, 2, 3
     Operating income for the second quarter of 2005 increased 47 percent to $48.7 million, versus pro forma operating income of $33.2 million for the same period a year ago. Operating margin was 49.2 percent for the second quarter of 2005, compared with pro forma operating margin of 43.8 percent for the second quarter of 2004. The company reported net income of $7.0 million for the second quarter of 2005 versus pro forma net income of $4.4 million in the prior year. Diluted earnings per share rose 58 percent to 30 cents per share for the second quarter of 2005, compared with pro forma diluted earnings per share of 19 cents for the second quarter of 2004.

     Also announced today, the board of directors approved a regular quarterly dividend of 7 cents per share, payable on Aug. 24, 2005 to shareholders of record on Aug. 9, 2005.
     “The second quarter had a global flair here at Calamos Asset Management,” said John P. Calamos, Sr., chairman and chief executive officer. “To further diversify our investment strategies and client base, we launched our International Growth Fund and completed a European road show with Swiss bank UBP to introduce our co-branded growth fund. We also moved into our new world headquarters in July, bringing our 300 employees under one roof for the first time in three years.
     “Investment performance is a key factor that contributes to our assets under management,” Calamos said. “The new International Growth Fund, which invests in non-U.S. companies on a global basis, is off to a good start. Our U.S. equity and fixed income strategies benefited from a positive second quarter. It was an affirmation that our portfolios are positioned properly for an economy exhibiting strong growth despite the rising interest rate environment. We tend to position portfolios looking out six to 12 months, rather than make difficult short-term trading moves. During the second quarter, our equity portfolios responded well as market leadership changed from a commodity-based economy to an economy in the beginning of its mid-cycle growth phase. Convertible valuations appear attractive and high yield continues to perform well in this challenging fixed income market.”
     Other highlights of the second quarter of 2005:
•	At June 30, 2005, the company had $28.3 billion in mutual funds and $11.2 billion in separate accounts, for a total of $39.5 billion in assets under management. Assets rose 22 percent year-over-year, benefiting from both net purchases and market appreciation.

•	During the second quarter of 2005, net purchases were $609 million.

•	Average assets under management were $38.3 billion for the second quarter of 2005, an increase of 27 percent from $30.2 billion for the second quarter of 2004.
     For the six months ended June 30, 2005, Calamos Asset Management reported revenues of $196.4 million, up 41 percent from pro forma revenues of $139.4 million for the first half of 2004. Operating income climbed 71 percent to $97.7 million for the first half of 2005, versus pro forma operating income of $57.3 million for the same period a year ago. Operating margin was 49.8 percent for the first six months of 2005, compared with pro forma operating margin of 41.1 percent for the year-earlier period. Net income was $13.4 million for the first half of 2005 versus pro forma net income of $7.8 million in the prior year. Diluted earnings per share rose 71 percent to 58 cents per share for the first half of 2005, compared with pro forma diluted earnings per share of 34 cents for the year-earlier period.
     Management will hold an investor conference call at noon ET on Tuesday, July 26. To access the live call and view management’s presentation, click on the Investor Relations tab at www.calamos.com. Alternatively, participants may listen to the live call by dialing 866-200-5950 ( 732-694-1610 outside the U.S.). Management’s presentation and a replay of the call will be available until the end of the day on Aug. 2, 2005 by clicking on the Investor Relations tab at www.calamos.com. Until the end of the day on Aug. 2, 2005, an audio replay will be available by dialing 866-888-3750 ( 949-791-5025 outside the U.S.) and entering passcode 155871 .
     Calamos Asset Management, Inc. (Nasdaq: CLMS) provides investment advisory services through its subsidiaries to institutions and individuals seeking superior risk-adjusted returns over the long term. With roots dating back to 1977, the company applies its proprietary investment process across an expanding range of investment strategies within the equity, global/international, balanced, high yield, convertible and alternative investment classes. For more information, visit www.calamos.com.
     From time to time, information or statements provided by Calamos Asset Management, Inc., including those within this news release, may contain certain forward-looking statements relating to future events, future financial performance, strategies, expectations and competitive environment, and regulations. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Such risks and uncertainties include, but are not limited to: loss of revenues due to contract terminations and redemptions, unavailability of third-party retail distribution channels, our ownership structure, fluctuations in the financial markets and the competitive conditions in the mutual fund, asset management and broader financial services sectors. For a discussion concerning these and other risks, uncertainties and other important factors that could affect future results, see “Forward-Looking Information” and, where applicable, “Business Risks” in the company’s annual and quarterly reports filed with the U.S. Securities and Exchange Commission.
     Investors should consider the investment objective and policies, risk considerations, charges and expenses of the Calamos International Growth Fund carefully before investing. The prospectus contains this and other information relevant to an investment in the Calamos International Growth Fund. For a prospectus, please contact your securities representative or Calamos Financial Services LLC, the Fund’s distributor, 2020 Calamos Court, Naperville, Illinois 60563, (800) 582-6959. Please read the prospectus carefully before you invest or send money.

Calamos Asset Management, Inc.
Unaudited Consolidated Condensed Statements of Income
(in thousands, except per share data)

	Three Months Ended June 30,
					Pro Forma		2004 as
	2005		2004		Adjustments		Adjusted
Revenues:
Investment management fees	$67,430		$51,451		$—		$51,451
Distribution and underwriting fees	30,764		23,754		—		23,754
Other	878		650		(78	) (3)	572

Total revenues	99,072		75,855		(78)		75,777
Expenses:
Employee compensation and benefits	14,860		17,367		(57	) (3)	17,310
Distribution and underwriting expense	18,693		11,413		—		11,413
Amortization of deferred sales commissions	8,028		7,446		—		7,446
Marketing and sales promotion	3,068		2,892		—		2,892
General and administrative	5,676		3,436		55	(3)	3,491

Total expenses	50,325		42,554		(2)		42,552

Operating income	48,747		33,301		(76)		33,225
Total other income (expense), net	1,904	(7)	636		(1,880	) (3)	(1,244)

Income before minority interest in Calamos Holdings LLC and income taxes	50,651		33,937		(1,956)		31,981
Minority interest	38,980		—		24,625	(1)	24,625

Income before income taxes	11,671		33,937		(26,581)		7,356
Income taxes	4,669		519		2,415	(2)	2,934

Net income	$7,002		$33,418		$(28,996)		$4,422

Earnings per share, basic	$0.30		$0.35				$0.19

Weighted average shares outstanding, basic	23,000,100		96,800,000	(5)			23,000,100	(4)

Calculation of earnings per share, diluted, assuming exchange of membership units (6):
Income before minority interest in Calamos Holdings LLC and income taxes	50,651						31,981
Impact of income taxes	20,260						12,757

Earnings available to common shareholders	30,391						19,224

Earnings per share, diluted	$0.30		$0.35				$0.19

Weighted average shares outstanding, diluted	100,557,047		96,800,000				100,000,100

Calamos Asset Management, Inc.
Unaudited Consolidated Condensed Statements of Income
(in thousands, except per share data)

	Six Months Ended June 30,
					Pro Forma		2004 as
	2005		2004		Adjustments		Adjusted
Revenues:
Investment management fees	$133,270		$92,703		$—		$92,703
Distribution and underwriting fees	61,389		45,802		—		45,802
Other	1,734		1,010		(157	) (3)	853

Total revenues	196,393		139,515		(157)		139,358
Expenses:
Employee compensation and benefits	29,781		28,145		(123	) (3)	28,022
Distribution and underwriting expense	36,364		21,703		—		21,703
Amortization of deferred sales commissions	15,904		14,079		—		14,079
Marketing and sales promotion	6,536		11,997		—		11,997
General and administrative	10,072		6,187		115	(3)	6,302

Total expenses	98,657		82,111		(8)		82,103

Operating income	97,736		57,404		(149)		57,255
Total other income (expense), net	(932	) (8)	623		(1,808	) (3)	(1,185)

Income before minority interest in Calamos Holdings LLC and income taxes	96,804		58,027		(1,957)		56,070
Minority interest	74,515		—		43,174	(1)	43,174

Income before income taxes	22,289		58,027		(45,131)		12,896
Income taxes	8,916		877		4,267	(2)	5,144

Net income	$13,373		$57,150		$(49,398)		$7,752

Earnings per share, basic	$0.58		$0.59				$0.34

Weighted average shares outstanding, basic	23,000,100		96,800,000	(5)			23,000,100	(4)

Calculation of earnings per share, diluted, assuming exchange of membership units (6):
Income before minority interest in Calamos Holdings LLC and income taxes	96,804						56,070
Impact of income taxes	38,722						22,366

Earnings available to common shareholders	58,082						33,704

Earnings per share, diluted	$0.58		$0.59				$0.34

Weighted average shares outstanding, diluted	100,577,064		96,800,000				100,000,100

Calamos Asset Management, Inc.
Assets Under Management
(in millions)

	Quarter Ended June 30,		Change
	2005	2004	Amount	Percent
Mutual Funds
Beginning assets under management	$27,366	$19,320	$8,046	42%
Net purchases	582	2,842	(2,260)	80
Market appreciation (depreciation)	385	128	257	201

Ending assets under management	28,333	22,290	6,043	27

Average assets under management	27,443	20,535	6,908	34

Separate Accounts
Beginning assets under management	10,880	9,653	1,227	13
Net purchases	27	200	(173)	87
Market appreciation (depreciation)	272	119	153	129

Ending assets under management	11,179	9,972	1,207	12

Average assets under management	10,854	9,667	1,187	12

Total Assets Under Management
Beginning assets under management	38,246	28,973	9,273	32
Net purchases	609	3,042	(2,433)	80
Market appreciation (depreciation)	657	247	410	166

Ending assets under management	39,512	32,262	7,250	22

Average assets under management	$38,297	$30,202	$8,095	27%

	At June 30,		Change
	2005	2004	Amount	Percent
Mutual Funds
Open-end funds	$22,432	$16,528	$5,904	36%
Closed-end funds	5,901	5,762	139	2

Total mutual funds	28,333	22,290	6,043	27

Separate Accounts
Institutional accounts	3,678	2,998	680	23
Managed accounts	6,844	6,577	267	4
Private client accounts	578	381	197	52
Alternative investments	79	16	63	394

Total separate accounts	11,179	9,972	1,207	12

Ending assets under management	$39,512	$32,262	$7,250	22%

	At June 30,		Change
Assets by Strategy	2005	2004	Amount	Percent
Equity	$19,815	$12,221	$7,594	62%
Balanced	10,363	9,326	1,037	11
Convertible	6,161	7,326	(1,165)	16
High Yield	2,763	2,694	69	3
Alternative	410	695	(285)	41

Ending assets under management	$39,512	$32,262	$7,250	22%

Calamos Asset Management, Inc.
Notes to Unaudited Consolidated Condensed Statements of Income
The unaudited consolidated condensed pro forma statements of income for Calamos Asset Management, Inc. for the three months and six months ended June 30, 2004 give effect to the reorganization described in the company’s Registration Statement on Form S-1 (File No. 333-117847) filed with the U.S. Securities and Exchange Commission (SEC). The reorganization includes (1) the Real Estate Distribution, whereby Calamos Family Partners, Inc. (formerly known as Calamos Holdings Inc.), distributed its interest in all of its owned real estate assets to its stockholders, who contributed those assets to a new limited liability company; (2) the Formation Transaction, whereby on Oct. 15, 2004, Calamos Family Partners, Inc. contributed all of its assets and liabilities, including, among other things, all equity interests in its wholly owned subsidiaries, to Calamos Holdings LLC in exchange for 96,800,000 of the membership units of Calamos Holdings LLC; and (3) the consummation of the company’s IPO and use of the net proceeds to acquire membership units in Calamos Holdings LLC. The pro forma statements give effect to the reorganization as if it had occurred at the beginning of 2004. The most significant pro forma adjustments relate to the minority interest of Calamos Family Partners, Inc. and to income taxes, as Calamos Family Partners, Inc. historically operated as an S corporation. Management believes that pro forma results provide a more meaningful basis for period-to-period comparisons of the company’s results. For more information, see the company’s Registration Statement on Form S-1 and its Annual Report on Form 10-K filed with the SEC.
On Nov. 2, 2004, the company became the sole manager of Calamos Holdings LLC and is now conducting the business previously conducted by Calamos Family Partners, Inc. Accordingly, the results for the three and six months ended June 30, 2004 reflect the operations for Calamos Family Partners, Inc. and its subsidiaries, while the results for the three and six months ended June 30, 2005 reflect the operations for Calamos Asset Management, Inc.

(1)	Represents an adjustment to increase Calamos Asset Management, Inc.’s minority interest allocation in Calamos Holdings LLC to 77.0 percent. Minority interest was determined by multiplying the income before minority interest in Calamos Holdings LLC and income taxes by Calamos Family Partners, Inc.’s and John P. Calamos, Sr.’s 77.0 percent aggregate ownership. The minority interest adjustment is presented based on the income for the periods presented.

(2)	Reflects the impact of federal and state income taxes on the income allocated from Calamos Holdings LLC to Calamos Asset Management, Inc. Historically, Calamos Family Partners, Inc. operated as an S corporation and was not subject to U.S. federal and certain state income taxes, but was subject to Illinois replacement taxes. The amount of pro forma adjustment was determined by eliminating the Illinois replacement tax and applying the combined projected federal corporate income tax rate and applicable state tax rates to income before income taxes.

(3)	Represents the adjustment related to the Real Estate Distribution based on actual amounts recorded during the periods presented.

(4)	Reflects 23.0 million shares of Class A common stock, which represents 23.0 percent of the outstanding shares after the offering. In addition to shares of Class A common stock, there are 100 shares of Class B common stock outstanding.

(5)	Represents the contribution by Calamos Family Partners of all its assets and liabilities in exchange for 96.8 million membership units of Calamos Holdings LLC.

(6)	Diluted shares outstanding for each period presented represent the weighted average Class A common stock after giving effect to the offering as of the beginning of 2004. The diluted shares outstanding are calculated: (a) including the effect of outstanding restricted stock unit and option awards and (b) assuming Calamos Family Partners, Inc. and John P. Calamos, Sr. exchanged all of their membership units in Calamos Holdings LLC for, and converted all outstanding shares of our Class B common stock into, shares of our Class A common stock, in each case on a one-for-one basis. In calculating diluted earnings per share, the 2005 and 2004 effective tax rates of 40.00 percent and 39.89 percent, respectively, were applied to income before minority interest and income taxes.

(7)	Includes $7.1 million of investment gains, partially offset by $3.2 million of minority interest related to the consolidation of the Calamos Equity Opportunities Fund L.P. and $2.0 million of interest expense for the three months ended June 30, 2005.

(8)	Includes $4.1 million of interest expense and $1.0 million of minority interest related to the consolidation of the Calamos Equity Opportunities Fund L.P., partially offset by $4.2 million of investment gains for the six month period ending June 30, 2005.
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